Exhibit 5.1

August 16, 2021

SeqLL Inc.

317 New Boston Street, Suite 210

Woburn, MA 01801

Ladies and Gentlemen:

We have acted as counsel to SeqLL Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1, Registration No. 333-254886 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 28, 2020, as thereafter amended or supplemented. The Registration Statement relates to the registration of the proposed offer and sale of (i) a proposed maximum aggregate offering price of $12,650,000 of units (“Units”), with each Unit being comprised of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”), and one warrant (collectively, the “Unit Warrants”) to purchase one share of Common Stock (the shares issuable upon exercise of the Unit Warrants, the “Unit Warrant Shares”) that will be issued under the warrant agency agreement (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the Units, by and between the Company and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”), and (ii) a proposed maximum aggregate offering price of $695,750 of Common Stock to be issued upon the exercise of warrants (the “Underwriter Warrants” and, together with the Unit Warrants, the “Warrants”) to purchase shares of Common Stock (the “Underwriter Warrant Shares” and, together with the Unit Warrant Shares, the “Warrant Shares”), to be issued to Maxim Group, LLC. (the “Representative”), or its designees, as compensation for its services pursuant to the underwriting agreement to be entered into by and between the Company, the Representative and the other underwriters named therein (the “Underwriting Agreement”). The Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws (the “Bylaws”) of the Company, each as amended to date and as filed as exhibits to the Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement to be entered into by the Company and the Representative and the form of Warrant Agency Agreement to be entered into by the Company and the Warrant Agent , (v) a certificate executed by an officer of the Company, dated as of the date hereof, (vi) the forms of the Warrants, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

SeqLL Inc.

August 16, 2021

With regard to our opinion regarding the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of Warrant Shares, future issuances of securities of the Company, including the Warrant Shares, or anti-dilution adjustments to outstanding securities of the Company, including the Warrants, cause the Warrants to be exercisable for more Shares than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. We express no opinion as to the enforceability of any indemnification or contribution provision, choice of law provision or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and, with respect to the Units and the Warrants constituting valid, legally binding, and enforceable obligations of the Company, the laws of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdictions. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

SeqLL Inc.

August 16, 2021

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the execution and delivery of the Underwriting Agreement by the parties thereto, (ii) the effectiveness of the Registration Statement and the completion of the offering as contemplated by the Registration Statement, (iii) the issuance of the Securities pursuant to the terms of the Underwriting Agreement, and (iv) the receipt by the Company of the consideration for the Securities specified in the resolutions of the Company’s Board of Directors or a committee thereof:

1.	The Shares will be validly issued, fully paid and non-assessable.

2.	The Unit Warrants and the Unit Warrant Shares will have been duly authorized and if, as and when issued in accordance with the terms of the Unit Warrants and the payment of the exercise price therefore, the Unit Warrant Shares will be validly issued, fully paid and non-assessable.

3.	The Underwriter Warrants and the Underwriter Warrant Shares will have been duly authorized and if, as and when issued in accordance with the terms of the Underwriter Warrants and the payment of the exercise price therefore, the Underwriter Warrant Shares will be validly issued, fully paid and non-assessable.

4.	The Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP